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                               PARENT UNDERTAKING

         This PARENT UNDERTAKING (the "Undertaking"), entered into as of the 21st day of August 1998, is given by Insight Communications Company, L.P., a Delaware limited partnership ("Insight Parent"), for and in favor of Coaxial Communications of Central Ohio, Inc., an Ohio corporation ("Central"), Phoenix Associates, a Florida general partnership, Coaxial LLC, a Delaware limited liability company, Coaxial DJM LLC, a Delaware limited liability company, and Coaxial DSM LLC, a Delaware limited liability company, Barry Silverstein, Dennis McGillicuddy, and D. Stevens McVoy.


                                   WITNESSETH:

         WHEREAS, Central and Insight Parent have entered into a Contribution Agreement, dated as of June 30, 1998, as amended (the "Contribution Agreement"), relating to the formation of Insight Communications of Central Ohio, LLC (the "Operating LLC"), and the contribution to the Operating LLC (i) by Central of substantially all the assets of its cable television systems in and around Columbus, Ohio, and (ii) by Insight of cash in the amount of Ten Million Dollars, all as specified in the Contribution Agreement;

         WHEREAS, pursuant to Section 12.4 of the Contribution Agreement and concurrently with the execution and delivery of this Undertaking, Insight Parent is assigning all of Insight Parent's rights and delegating all of Insight Parent's obligations under the Contribution Agreement to a Delaware limited liability company ("Insight") of which Insight Parent is the sole member;

         WHEREAS, pursuant to the Contribution Agreement, Central, the Principals, and Insight (as assignee of Insight Parent) will enter into an Operating Agreement substantially in the form of Exhibit A to the Contribution Agreement (the "Operating Agreement"), relating to the organization of the Operating LLC, the respective rights, obligations, and interests of the Members to each other and to the Operating LLC, and certain other matters; and

         WHEREAS, Insight Parent's entering into this Undertaking is a material inducement for Central to have agreed to such assignment to Insight under the Contribution Agreement and for Central to enter into the Operating Agreement with Insight;

         NOW, THEREFORE, in consideration of Central's entering into the Contribution Agreement and agreeing to the assignment of Insight Parent's rights and the delegation of Insight Parent's duties under the Contribution Agreement to Insight, Insight Parent hereby agrees, for the benefit and in favor of Central, the other Borrowers, and the Principals:

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                             SECTION 1. DEFINITIONS

         Certain capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Operating Agreement.


                             SECTION 2. OBLIGATIONS

         2.1 Indemnity. From and after the execution and delivery of the Operating Agreement, in the event of any breach of Section 3.5(e) of the Operating Agreement, Insight Parent agrees to indemnify, defend, and hold harmless Central, each other Borrower, and each of the Principals, from any liability, loss, or damage incurred by any such Person, including costs and attorneys' fees (which attorneys' fees may be paid as incurred) and any amounts expended in the settlement of any claims of liability, loss, or damage, and including any tax liabilities incurred as a result of the receipt of any indemnification payment under this Section 2.1 or any indemnification payment under Section 4.4(b)(i) of the Operating Agreement, that either (A) arise out of or result from such breach or (B) arise out of or result from any failure of the Senior Debt and the Subordinated Debt to prevent those adverse tax consequences to the Principals that were intended to be avoided by the Senior Debt and the Subordinated Debt, as it will exist at the Closing. Insight Parent acknowledges and agrees that any breach of Section 3.5(e) of the Operating Agreement could result in significant tax liabilities being incurred by the Principals, and that such tax liabilities are included in the possible damages for which the Principals would be entitled to indemnity under this Section 2.1.

         2.2 Limitation. The indemnity provided in Section 2.1 shall not apply to any breach of Section 3.5(e) of the Operating Agreement that occurs after the consummation of any transaction or series of related transactions described in
Section 9.9 of the Operating Agreement and the execution and delivery to Central and the Principals of the substitute parent undertaking required to be executed and delivered to Central and the Principals pursuant to Section 9.9 of the Operating Agreement.

         2.3 Representations. Insight Parent hereby represents and warrants to Central, each other Borrower, and each of the Principals that this Undertaking has been duly executed and delivered by Insight Parent and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms except as the enforceability of this Undertaking may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by general principles of equity.


                           SECTION 3. WAIVER; REMEDIES

         The observance of any term of this Undertaking may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Principals, but any such waiver shall be effective only if in a writing signed by the Principals. Except as otherwise provided herein, no failure or delay of Central, any other Borrower, or any of the Principals

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in exercising any power or right under this Undertaking shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.


                              SECTION 4. ASSIGNMENT

         Insight Parent's obligations under this Undertaking shall not be assignable without the prior written consent of the Principals. The rights of Central, each other Borrower, and each of the Principals under this Undertaking shall not be assignable without the prior written consent of Insight Parent. This Undertaking shall (a) be binding upon Insight Parent and its successors, and (b) inure to the exclusive benefit of, and be enforceable by, Central, each other Borrower, and each of the Principals.


                            SECTION 5. MISCELLANEOUS

         5.1 Severability. Every provision of this Undertaking is intended to be severable. If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible and such illegality, invalidity, or unenforceability shall not affect the validity or legality of the remainder of this Undertaking.

         5.2 Governing Law. The internal laws of the State of New York (without regard to principles of conflict of law) shall govern the validity of this Undertaking, the construction of its terms, and the interpretation of the rights and duties of Insight Parent.

         5.3 Notices. Any notice, payment, demand, or communication required or permitted to be given pursuant to this Undertaking shall be given in the manner specified in the Operating Agreement, with any notice to Insight Parent being sent to the address of Insight and any notice to any of the Borrowers being sent to the address of Central.

         5.4 Entire Agreement. The provisions of this Undertaking set forth the entire agreement and understanding of Insight Parent in favor of Central, the other Borrowers, and the Principals as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications among Insight Parent, Central, the other Borrowers, and the Principals relating to the subject matter hereof, except that nothing in this Undertaking is intended to supersede or otherwise impair any of the rights or obligations of Insight under the Operating Agreement, including Section 3.5 and Section 4.5 thereof.

                      [signature follows on separate page]

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         IN WITNESS WHEREOF, Insight Parent has caused this Undertaking to be duly executed and delivered by its officer or other duly authorized signatory thereunto duly authorized as of the date first above written.

                              INSIGHT COMMUNICATIONS COMPANY, L.P.

                              By:  ICC Associates, L.P., its General Partner

                              By:  Insight Communications, Inc., General Partner


                              By:
                                 -----------------------------------------------
                                 Michael S. Willner
                                 President

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